                                                                    Exhibit 10.5
                    DATE OF LEASE EXECUTION:  May 21, 1996


                                   ARTICLE 1

                                REFERENCE DATA

1.1 SUBJECTS REFERRED TO:

    Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

LANDLORD:  The Trustees of Lexington Development Company Trust

MANAGING AGENT:  Spaulding and Slye Services Limited Partnership

LANDLORD'S & MANAGING AGENT'S ADDRESS:

     c/o Spaulding and Slye Company
     25 Mall Road
     Burlington, MA  01803
     Attn:  Treasurer

LANDLORD'S REPRESENTATIVE:  Mr. Bruce Nolen

TENANT:  Linkage, Inc., a Massachusetts corporation

TENANT'S ADDRESS (FOR NOTICE AND BILLING):    One Forbes Road,
                                              Lexington, MA  02173

TENANT'S REPRESENTATIVE:  Mr. Larry Carr, Senior Vice President

BUILDING ADDRESS:  One Forbes Road, Lexington, MA

RENTABLE FLOOR AREA
OF TENANT'S SPACE:       14,404 square feet as of the Commencement Date; 21,279
                         as of the First Expansion Commencement Date; and 24,530 as of the Second Expansion Commencement Date

TOTAL RENTABLE FLOOR AREA OF THE BUILDING:  24,530 square feet

SCHEDULED TERM COMMENCEMENT DATE:  September 1, 1996

SCHEDULED FIRST EXPANSION COMMENCEMENT DATE:  March 1, 1997

SCHEDULED SECOND EXPANSION COMMENCEMENT DATE:  August 1, 1997

TERM EXPIRATION DATE:  December 31, 2002

APPROXIMATE TERM:   76 months subject to earlier termination in accordance with the provisions hereof

ANNUAL BASE RENT COMMENCEMENT DATE:       Three (3) months after the
                                          Commencement Date

ANNUAL BASE RENT RATE:   $16.00 (p.r.s.f.) in 1996 and 1997;
                         $17.00 (p.r.s.f.) in 1998 through 2001; and
                         $18.00 (p.r.s.f.) in 2002

ANNUAL BASE RENT:   (a) $230,464 for the period from the Annual Base Rent
                    Commencement Date through the First Expansion Commencement
                    Date (based on 14,404 r.s.f. x $16.00);

                    (b) $340,464 for the period from the First Expansion Commencement Date through the Second Expansion Commencement Date (based on 21,279 r.s.f. x $16.00);

                    (c) $392,480 for the period from the Second Expansion Commencement Date through December 31, 1997 (based on 24,530 r.s.f. x $16.00)

                    (d) $417,010 for the period from January 1, 1998 through December 31, 2001 (based on 24,530 r.s.f. x $17.00); and

                    (e) $441,540 for the period from January 1, 2002 through December 31, 2002 (based on 24,530 r.s.f. x $18.00)

ANNUAL ESTIMATED ELECTRICAL COST:  $0.85 (p.r.s.f.)

ANNUAL ESTIMATED ELECTRICAL COST TO TENANT'S SPACE
(Incl. in Annual Rent):

     (a) $12,243.40 as of the Commencement Date

     (b) $18,087.50 as of the First Expansion Commencement Date

     (c) $20,850.50 as of the Second Expansion Commencement Date

ANNUAL RENT (equal to the sum of Annual Base Rent and Annual Estimated Electrical Cost to Tenant's Space):

     (a) $12,243.40 for the period from the Commencement Date through the Annual Base Rent Commencement Date;

     (b) $242,707.40 for the period from the Annual Base Rent Commencement Date through the First Expansion Commencement Date;

     (c) $358,551.50 for the period from the First Expansion Commencement Date through the Second Expansion Commencement Date;

     (d) $413,330.50 for the period from the Second Expansion Commencement Date through December 31, 1997;

     (e) $437,850.50 for the period from January 1, 1998 through December 31, 2001; and

     (f) $462,390.50 for the period from January 1, 2002, through December 31, 2002.

ANNUAL ESTIMATED OPERATING COSTS:   $165,577.50; $6.75 (p.r.s.f.)

SECURITY DEPOSIT:   $50,000, subject to the provisions of Article XI hereof

TENANT ALLOWANCE:        $13.50 (p.r.s.f.), as allocated pursuant to Article III
                         hereof

PERMITTED USES:     Office uses and uses accessory thereto permitted under
                    applicable zoning and other legal requirements

PUBLIC LIABILITY INSURANCE:   BODILY INJURY: $2,000,000
                              PROPERTY DAMAGE: $1,000,000

OPTION TO EXTEND:   One option to extend for a period of three years for the
                    period from January 1, 2003 to December 31, 2005.

1.2 EXHIBITS.

     The exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as part of this Lease:

     EXHIBIT A-1    Plan showing Tenant's Space as of the Commencement Date.

     EXHIBIT A-2    Plan showing Tenant's Space as of the First Expansion
                    Commencement Date.

     EXHIBIT A-3    Plan showing Tenant's Space as of the Second Expansion
                    Commencement Date.

     EXHIBIT B      Landlord's Services.

     EXHIBIT C      Rules and Regulations.


1.3  TABLE OF CONTENTS                                            PAGE

ARTICLE I - REFERENCE DATA.........................................  1
      1.1   SUBJECTS REFERRED TO...................................  1
      1.2   EXHIBITS...............................................  3

ARTICLE II - PREMISES AND TERM.....................................  7
      2.1   PREMISES...............................................  7
      2.2   TERM...................................................  7
      2.3   OPTION TO EXTEND.......................................  8

ARTICLE III - CONSTRUCTION.........................................  9
      3.1   INITIAL CONSTRUCTION...................................  9
      3.2   PREPARATION OF PREMISES FOR OCCUPANCY.................. 11
      3.3   GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.......... 13
      3.4   REPRESENTATIVES........................................ 13
      3.5   SIGNAGE................................................ 13
      3.6   IMPROVEMENTS TO BUILDING LOBBY......................... 14

ARTICLE IV - RENT.................................................. 14
      4.1   RENT................................................... 14
      4.2   OPERATING COSTS; ESCALATION............................ 14
      4.3   ESTIMATED ESCALATION PAYMENTS.......................... 16
      4.4   ELECTRICITY............................................ 17
      4.5   CHANGE OF FISCAL YEAR.................................. 17
      4.6   PAYMENTS............................................... 17

ARTICLE V - LANDLORD' S COVENANTS.................................. 18
      5.1   LANDLORD' S COVENANTS DURING THE TERM.................. 18
      5.2   INTERRUPTIONS.......................................... 18

ARTICLE VI - TENANT' S COVENANTS................................... 19

      6.1   TENANT' S COVENANTS DURING THE TERM......................... 19

ARTICLE VII - CASUALTY AND TAKING....................................... 24
      7.1   CASUALTY AND TAKING......................................... 24
      7.2   RESERVATION OF AWARD........................................ 25

ARTICLE VIII - RIGHTS OF MORTGAGEE...................................... 25
      8.1   PRIORITY OF LEASE........................................... 25
      8.2   RIGHTS OF MORTGAGE HOLDERS; LIMITATION OF MORTGAGEE'S
            LIABILITY................................................... 26
      8.3   MORTGAGEE'S ELECTION........................................ 26
      8.4   NO PREPAYMENT OR MODIFICATION, ETC.......................... 27
      8.5   NO RELEASE OR TERMINATION................................... 27
      8.6   CONTINUING OFFER............................................ 27
      8.7   MORTGAGEE'S APPROVAL........................................ 28

ARTICLE IX - DEFAULT.................................................... 28
      9.1   EVENTS OF DEFAULT........................................... 28
      9.2   TENANT'S OBLIGATIONS AFTER TERMINATION...................... 29

ARTICLE X - MISCELLANEOUS............................................... 30
      10.1  NOTICE OF LEASE............................................. 30
      10.2  INTENTIONALLY DELETED....................................... 30
      10.3  NOTICES FROM ONE PARTY TO THE OTHER......................... 30
      10.4  BIND AND INURE.............................................. 31
      10.5  NO SURRENDER................................................ 31
      10.6  NO WAIVER, ETC.............................................. 31
      10.7  NO ACCORD AND SATISFACTION.................................. 32
      10.8  CUMULATIVE REMEDIES......................................... 32
      10.9  LANDLORD'S RIGHT TO CURE.................................... 32
      10.10 ESTOPPEL CERTIFICATE........................................ 32
      10.11 WAIVER OF SUBROGATION....................................... 33
      10.12 ACTS OF GOD................................................. 33
      10.13 BROKERAGE................................................... 33
      10.14 SUBMISSION NOT AN OFFER..................................... 33
      10.15 APPLICABLE LAW AND CONSTRUCTION............................. 34

ARTICLE XI - SECURITY DEPOSIT........................................... 34

                                  ARTICLE II

                               PREMISES AND TERM

2.1 PREMISES.

     Subject to and with the benefit of the provisions of this Lease relating to the parcel on which the Building is located (the "Lot"), Landlord hereby leases to Tenant, and Tenant leases from Landlord, effective on the Commencement Date (as defined in Section 2.2 hereof), Tenant's Space in the Building as shown on Exhibit A-1 (the "Initial Premises"); effective on the First Expansion Commencement Date (as defined in Section 3.2 hereof), Tenant's Space in the Building as shown on Exhibit A-2 (the "Interim Premises"); and effective on the Second Expansion Commencement Date (as defined in Section 3.2 hereof), Tenant's Space in the Building as shown on Exhibit A-3 (the "Final Premises"), in each case excluding exterior faces of exterior walls, the common facilities area and building service fixtures and equipment serving exclusively or in common other parts of the Building. Tenant's Space, with such exclusions, is hereinafter referred to as the "Premises," consisting of the Initial Premises as of the Commencement Date; the Interim Premises as of the First Expansion Commencement Date; and the Final Premises as of the Second Expansion Commencement Date. (The portion of the Interim Premises not included in the Initial Premises is hereinafter referred to as the "First Expansion Premises," and the portion of the Final Premises not included in the Interim Premises is hereinafter referred to as the "Second Expansion Premises".)

     Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto: (a) the common facilities included in the Building or on the Lot, including the parking facility, if any, on a first-come, first-served basis, to the extent and in the location from time to time designated by Landlord, and (b) the building service fixtures and equipment serving the Premises.

     Landlord reserves the right from time to time, without unreasonable interference with Tenant's use, (a) to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building or either, building service fixtures and equipment wherever located in the Building and (b) to alter or relocate any common facilities, it being understood that parking spaces may be relocated on or off the Lot from time to time by Landlord, provided that in all events substitutions are substantially equivalent.

2.2 TERM.

     To have and to hold for a period (the "Term") commencing on the earliest of
(a) the date on which the Premises are deemed ready for occupancy as provided in
Section 3.2, and (b) the date on which Tenant occupies all or any part of the Premises

(whichever of said dates is appropriate being hereafter referred to as the "Commencement Date"), and continuing until the Term Expiration Date, unless sooner terminated as provided in Section 3.2 or 7.1 or in Article IX. Landlord and Tenant will execute, upon request of either, a certificate acknowledging the Commencement Date of this Lease once such commencement date has occurred.

2.3 OPTION TO EXTEND.

     Tenant shall have the right and option to extend the Term for one additional period of three (3) years (the "Extension Term") commencing upon the expiration of the original Term referred to in Section 1.1 of the Lease (the "Original Term"), provided that (i) Tenant shall give Landlord notice of Tenant's exercise of such option at least seven (7) months prior to the expiration of the Original Term; (ii) Tenant shall not be in default at either the time of giving such notice or at the time of the commencement of the Extension Term in the performance or observance of any of the terms and provisions of this Lease on the part of the Tenant to be performed or observed;
(iii) the Lease remains in full force and effect; and (iv) Tenant has neither assigned the Lease nor sublet the Premises or any portion thereof. Prior to the exercise by Tenant of such option, the expression "Term" shall mean the Original Term, and after the exercise by Tenant of such option, the expression "Term" shall mean the Original Term as it has been extended by the Extension Term. Except as expressly otherwise provided in the following paragraph, all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the Extension Term, except Tenant's Extension Option set forth in this Section 2.3 which shall not be applicable to the Extension Term. If Tenant shall give notice of its exercise of said option to extend in the manner and within the time period provided aforesaid, the Term shall be extended upon the giving of such notice without the requirement of any further action on the part of either Landlord or Tenant; provided, however, that upon the written request of either party, the parties shall execute an amendment to the Lease confirming the extension of the Lease effected hereby. If Tenant shall fail to give timely notice of the exercise of any such option as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions.

     The Annual Base Rent payable during the Extension Term shall be the amount being the Fair Market Rent for the Premises, as determined below, as of the commencement of the Extension Term. If for any reason the Annual Base Rent payable during the Extension Term has not been determined as of the commencement of the Extension Term, Tenant shall pay Annual Base Rent payable during the last year of the Original Term until the Annual Base Rent for the Extension Term is determined, at which time an appropriate adjustment, if any, shall be made. For purposes hereof, the Fair Market Rent shall mean the fair rent for the Premises as of the commencement of the Extension Term under market conditions then existing without allowance for tenant improvements as reasonably determined by Landlord.


                                  ARTICLE III

                                 CONSTRUCTION

3.1 INITIAL CONSTRUCTION.

     Landlord shall improve the Initial Premises in accordance with plans and specifications there for to be mutually agreed upon by Landlord and Tenant (the "Initial Leasehold Improvements") no later than June 1, 1996, Landlord and Tenant agreeing to act diligently and in good faith to agree upon such plans and specifications. The First Expansion Premises and the Second Expansion Premises shall be improved by Landlord in accordance with construction drawings and specifications approved by Landlord and Tenant in accordance with the following provisions.

     On or before December 1, 1996 with respect to the First Expansion Premises and on or before May 1, 1997 with respect to the Second Expansion Premises, Tenant shall provide to Landlord for approval complete sets of construction drawings and specifications (the "Complete Plans") by Landlord's architect or an architect approved by Landlord and Landlord's engineer, including but not limited to:

     a.   Furniture and Equipment Layout Plans
     b.   Dimensioned Partition Plans
     c.   Dimensioned Electrical and Telephone Outlet Plans
     d.   Reflected Ceiling Plans
     e.   Door and Hardware Schedules
     f.   Room Finish Schedules including wall, carpet and floor tile colors
     g.   Electrical, mechanical and structural engineering plans
     h.   All necessary construction details and specifications.

Landlord and Tenant shall initial the Complete Plans after the same have been submitted by Tenant and approved by Landlord.

     All of Tenant's construction, installation of furnishings, and later changes or additions shall be coordinated with any work being performed by Landlord in such manner as to maintain harmonious labor relations and not to damage the Building or Lot or interfere with Building operations. Except for installation of furnishings and the installation of telephone outlets which must be performed by the local telephone company at Tenant's direction and expense, all work described in the Initial Leasehold Improvements, all work described in the Complete Plans for the First

Expansion Premises (the First Expansion Leasehold Improvements"), and all work described in the Complete Plans for the Second Expansion Premises (the "Second Expansion Leasehold Improvements") (collectively with the Initial Leasehold - Improvements and the First Expansion Leasehold Improvements, the "Leasehold Improvements") shall be performed by Landlord's general contractor, Spaulding and Slye Construction Company.

     Tenant shall pay to Landlord as additional rent a sum equal to all costs incurred by Landlord on account of the Leasehold Improvements (excluding, however, the Tenant Allowance which shall apply separately to the Initial Leasehold Improvements, the First Expansion Leasehold Improvements and the Second Expansion Leasehold Improvements, and with respect to the Initial Leasehold Improvements only, an additional $2,000 allowance for further improvements to the conference room and training area, but including in the costs so incurred the cost to Landlord of Landlord's Contractor's overhead and profit equal to 15% of costs of work and all architectural and engineering costs incurred by Landlord), hereinafter called "Tenant Improvement Reimbursement to Landlord" or "TIR." Any portion of the Tenant Allowance unused in connection with the Initial Leasehold Improvements may be used in connection with the First Expansion Leasehold Improvements and the Second Expansion Leasehold Improvements; and any portion of the remaining Tenant Allowance unused in connection with the Initial Leasehold Improvements and the First Expansion Leasehold Improvements may be used in connection with the Second Expansion Leasehold Improvements; provided, however, that Tenant must use a portion of the Tenant Allowance with respect to each of the Initial Leasehold Improvements and the First Leasehold Improvements to construct, at a minimum, building standard carpet, building standard paint, and building standard ceiling. No portion of the Tenant Allowance unused in connection with the Initial Leasehold Improvements, the First Expansion Leasehold Improvements and the Second Expansion Leasehold Improvements may be used in connection with any other improvements for any other space in the Building and shall be forfeited.

     Tenant shall pay to Landlord fifty percent (50%) of the TIR, if any, applicable to each of the Initial Leasehold Improvements, the First Expansion Leasehold Improvements and the Second Expansion Leasehold Improvements prior to Landlord's commencement of construction of each of the Initial Leasehold Improvements, the First Expansion Leasehold Improvements, and the Second Expansion Leasehold Improvements, respectively. Thereafter, in the case of each of the Initial Leasehold Improvements, the First Expansion Leasehold Improvements and the Second Expansion Leasehold Improvements, Tenant shall pay TIR to Landlord as construction of the applicable Leasehold Improvements progresses, on submission by Landlord to Tenant of a statement on or about the first day of each month showing construction and design costs incurred. Such statement shall be accompanied by a certificate of Landlord's Contractor that all payments then due to laborers, materialmen and subcontractors have been made, less the aggregate amount of prior monthly progress payments made by Tenant. On the earlier of occupancy or the applicable Commencement Date, Tenant shall pay to Landlord a sum equal to the unpaid balance of TIR, if any, applicable to the then Leasehold Improvements. In addition to paying TIR as above provided, Tenant shall pay an amount equal to all costs incurred by Landlord as a result of any change orders signed by Tenant and Landlord affecting the plans and specifications set forth in Exhibit B or the Complete Plans for either the First Expansion Premises or the Second Expansion Premises, including the cost to Landlord of Landlord's Contractor's overhead and profit equal to 15% of those costs exclusive of overhead and profit. Amounts due and payable on account of such change orders shall be included in the monthly statements relating to TIR provided for above, and Tenant shall pay therefor in accordance with each such statement within thirty (30) days, and in all events by the applicable Commencement Date.

     Subject to Section 6.1.15, Landlord will not approve any construction, alterations, or additions requiring unusual expense to readapt the Premises to normal office use on lease termination or increasing the cost of construction, insurance or taxes on the Building or of Landlord's services called for by
Section 5.1 unless Tenant first gives assurances acceptable to Landlord that such readaptation will be made prior to such termination without expense to Landlord and makes provisions acceptable to Landlord for payment of such increased cost. Landlord will also disapprove any alterations or additions requested by Tenant which will delay completion of the Premises or the Building. All changes and additions shall be part of the Building except such items as by writing at the time of approval the parties agree either shall be removed by Tenant on termination of this Lease, or shall be removed or left at Tenant's election.

3.2 PREPARATION OF PREMISES FOR OCCUPANCY.

     Landlord agrees to use reasonable efforts to have ready for occupancy (a) the Initial Premises on or before the Scheduled Term Commencement Date, (b) the First Expansion Premises on or before the First Expansion Commencement Date and
(c) the Second Expansion Premises on or before the Second Expansion Commencement Date, each of which shall, however, be extended for a period equal to that of any delays due to governmental regulations, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes beyond Landlord's reasonable control. Each of the Initial Premises, the First Expansion Premises and the Second Expansion Premises shall be deemed ready for occupancy on the date on which the applicable Leasehold Improvements, as mutually agreed upon by Landlord and Tenant pursuant to Section 3.1 hereof with respect to the Initial Leasehold Improvements and as specified in the Complete Plans with respect to the First Expansion Premises or the Second Expansion Premises, as applicable, are ready for occupancy as evidenced by a certificate of occupancy therefor, it being understood that so-called punchlist items which can be fully completed without material interference with Tenant and other items which because of the season or weather or the nature of the item are not practicable to do at the time may not have been completed, provided that none of said items is necessary to make such portion of the Premises tenantable for the Permitted Uses and provided further that all said items shall be completed within thirty (30) days after occupancy, subject to delay for causes beyond Landlord's reasonable control; provided, however, that if Landlord is unable to complete construction due to delay in Tenant's compliance with the provisions of Section 3.1 of this Lease, then such portion of Premises shall be deemed ready for occupancy no later than the Scheduled Term Commencement Date in the case of the Initial Premises, the First Expansion Commencement Date in the case of the First Expansion Premises, and the Second Expansion Commencement Date in the case of the Second Expansion Premises. Tenant and Landlord or Landlord's architect shall inspect the Initial Premises, the First Expansion Premises or the Second Expansion Premises, as the case may be, to determine the punchlist items, if any, which must be completed by Landlord after the applicable Commencement Date. Window blinds in the Premises will be delivered in a clean and operable condition.

     Subject to applicable legal requirements, Landlord shall permit Tenant access for installing equipment and furnishings in the Initial Premises prior to the Term if it can be done without material interference with completion of the Building or remaining portions of the Initial Leasehold Improvements, and shall also permit Tenant such access in the First Expansion Premises and the Second Expansion Premises prior to the applicable Expansion Commencement Date if it can be done without material interference with completion of the Building or remaining portions of the applicable Expansion Leasehold Improvements.

     In the event of Tenant's failure to comply with the provisions of Section
3.1 to submit information or to deliver construction drawings and specifications which meet Landlord's approval, Landlord may, at Landlord's option, exercisable by notice to Tenant, either (a) terminate this Lease on the date specified in said notice to Tenant (i) with respect to the entire Premises in the case of such failure at any time, (ii) with respect to the First and Second Expansion Premises, but not the Initial Premises, in the case of such failure in connection with the First Expansion Premises, or (iii) with respect to the Second Expansion Premises, but not the Initial Premises or the First Expansion Premises, in the case of such failure in connection with the Second Expansion Premises, and upon any such termination Landlord shall have all the rights provided in Article IX of this Lease in the event of Tenant's default, or (b) assess Tenant liquidated damages in an amount equal to the Annual Rent relating to the portion of the Premises to which such failure relates divided by 365 for each day such failure continues, which damages shall be paid to Landlord on the Commencement Date.

3.3 GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.

     All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Either party may inspect the work of the other at reasonable times and promptly shall give notice of observed defects. Landlord's obligations under Section 3.1 shall be deemed to have been performed (a) with respect to the Initial Premises, when Tenant commences to occupy any portion of the Initial Premises for the Permitted Uses,
(b) with respect to the First Expansion Premises, when Tenant commences to occupy any portion of the First Expansion Premises for the Permitted Uses, and
(c) with respect to the Second Expansion Premises, when Tenant commences to occupy any portion of the Second Expansion Premises for the Permitted Uses, in each case, however, with the exception of items which are incomplete or do not conform with the requirements of Section 3.1 and as to which Tenant shall in either case have given written notice to Landlord prior to such commencement.
If Tenant shall not have commenced to occupy the Initial Premises, the First Expansion Premises or the Second Expansion Premises, as the case may be, for the Permitted Uses within 30 days after they are deemed ready for occupancy as provided in Section 3.2, a certificate of completion by a licensed architect or registered engineer shall be conclusive evidence that Landlord has performed all such obligations except for items stated in such certificate to be incomplete or not in conformity with such requirements.

3.4 REPRESENTATIVES.

     Each party authorizes the other to rely in connection with their respective rights and obligations under this Article III upon approval and other actions on the party's behalf by Landlord's Representative in the case of Landlord or Tenant's Representative in the case of Tenant or by any person designated in substitution or addition by notice to the party relying.

3.5 SIGNAGE.

     Subject to Landlord's prior approval, Landlord will install on behalf of Tenant signage conforming to Building Standards identifying Tenant at the entrance to the Premises, on the tenant directory in the lobby serving the Building, and on the exterior sign located at the intersection of Forbes Road and Route 2A. Subject to Landlord's prior approval as to design and location, Landlord will also install, at Tenant's sole cost, an exterior monument sign visible from Forbes Road identifying Tenant. All signage must comply with all local ordinances and design criteria and other applicable legal requirements.

3.6 IMPROVEMENTS TO BUILDING LOBBY.

     Landlord will recarpet and repaint the lobby to the Building and install new lighting therein. Landlord shall consult with Tenant in selecting paint colors, carpeting and lighting fixtures for the lobby before making a final decision on such items. However, Landlord's decision shall be final. Landlord agrees to (i) commence the lobby improvements within thirty (30) days after the Commencement Date, and (ii) complete such improvements within forty-five (45) days after the Commencement Date, in each case, subject to delays caused by Tenant and other causes beyond Landlord's reasonable control.


                                  ARTICLE IV

                                     RENT

4.1 RENT.

     Tenant agrees to pay rent to Landlord without any offset or reduction whatever (except as made in accordance with the express provisions of this Lease), equal to 1/12th of the Annual Base Rent in equal installments in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at the proportionate rate payable for such portion, in advance.

4.2 OPERATING COSTS; ESCALATION.

     Tenant's proportionate share of the Annual Estimated Operating Costs shall be determined by multiplying Annual Estimated Operating Costs by a fraction, the numerator of which is the Rentable Floor Area of Tenant's Space, and the denominator of which is the Total Rentable Floor Area of the Building.

     Tenant shall pay to Landlord, as additional rent, Operating Cost Escalation (as defined below), if any, on or before the thirtieth day following receipt by Tenant of Landlord's Statement (as defined below). As soon as practicable after the end of each Fiscal Year ending during the Term and after Lease termination, Landlord shall render a statement ("Landlord's Statement") in reasonable detail and according to usual accounting practices certified by Landlord and showing for the preceding Fiscal Year or fraction thereof, as the case may be, Landlord's Operating Costs, excluding the interest and amortization on mortgages for the Building and Lot or leasehold interests therein and the cost of special services rendered to tenants (including Tenant) for which a special charge is made, but including, without limitation: real estate taxes on the Building and Lot; installments and interest on assessments for public betterments or public improvements; expenses of any proceedings for abatement of taxes and assessments with respect to any fiscal year or fraction of a fiscal year; premiums for insurance; fees payable to third parties for financial audits of Landlord's Operating Costs; compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building and Lot; all utility charges not billed directly to tenants by Landlord or the utility; payments to independent contractors under service contracts for cleaning, operating, managing, maintaining and repairing the Building and Lot (which payments may be to affiliates of Landlord provided the same are at reasonable rates consistent with the type of occupancy and the managing agent space for a building office on the ground floor or above; if the Building shares common areas or facilities with another building or buildings, the Building's pro rata share (as reasonably determined by Landlord) of the cost of cleaning, operating, managing (including the cost of the management office for such buildings and facilities), maintaining and repairing such common areas and facilities; and all other reasonable and necessary expenses paid in connection with the cleaning, operating, managing, maintaining and repairing of the Building and Lot, or either, and properly chargeable against income, it being agreed that if Landlord installs a new or replacement capital item for the purpose of reducing Landlord's Operating Costs during the Term of the Lease, the cost thereof as reasonably amortized by Landlord in accordance with generally accepted accounting practices, with interest at the average prime commercial rate in effect from time to time at the three largest national banks in Boston, Massachusetts on the unamortized amount, shall be included in Landlord's Operating Costs. Landlord's Statement shall also show the average number of square feet of the Building which were occupied for the preceding fiscal year of fraction thereof.

     "Operating Cost Escalation" shall be equal to the difference, if any, between:

     (a) the product of Landlord's Operating Costs as indicated in Landlord's Statement and a fraction, the numerator of which shall be the Rentable Floor Area of Tenant's Space (adjusted to reflect the First Expansion Commencement Date and the Second Expansion Commencement Date, where applicable) and the denominator of which shall be one-half of the Total Rentable Floor Area of the Building plus one-half of the average number of such square feet as are occupied during such fiscal year or fraction thereof, and

     (b) the product of the Annual Estimated Operating Costs (as reduced pursuant to this Section 4.2 and Section 4.4) and a fraction, the numerator of which shall be the Rentable Floor Area of Tenant's Space and the denominator of which shall be the Total Rentable Floor Area of the Building.

     If the management fee is reduced by reason of a tenant's default in the payment of Annual Rent or additional rent, Landlord shall reduce the Annual Estimated Operating Costs by the amount of such reduction in the management fee. In case of special services which are not rendered to all areas of a comparable basis, the proportion allocable to the Premises shall be the same proportion which the Rentable Floor Area of Tenant's Space bears to the total rentable floor area to which such service is so rendered (such latter area to be determined in the same manner as the Total Rentable Floor Area of the Building).

     The term "real estate taxes" as used above shall mean all taxes of every kind and nature assessed by any governmental authority on the Lot, the Building and improvements, or both, which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Lot, the Building and improvements, or both, subject to the following: There shall be excluded from such taxes all income taxes, excess profits taxes, excise taxes, franchise taxes, and estate, succession, inheritance and transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot, Building and improvements, or both, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes."

     Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of a fiscal year, then for such fraction of a fiscal year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord's best and reasonable estimate of the items otherwise includable in Landlord's Statement and shall be made on or before the later of (a) 10 days after Landlord delivers such estimate to Tenant or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord's Statement.

4.3 ESTIMATED ESCALATION PAYMENTS.

     If, with respect to any fiscal year or fraction thereof during the Term, Landlord estimates that Tenant shall be obligated to pay Operating Cost Escalation, then Tenant shall pay, as additional rent, on the first day of each month of such fiscal year and each ensuing fiscal year thereafter, Estimated Monthly Escalation Payments equal to 1/12th of the estimated Operating Cost Escalation for the respective fiscal year, with an appropriate additional payment or refund to be made within 30 days after Landlord's Statement is delivered to Tenant. Landlord may adjust such Estimated

Monthly Escalation Payment from time to time and at any time during a fiscal year, and Tenant shall pay, as additional rent, on the first day of each month following receipt of Landlord's notice thereof, the adjusted Estimated Monthly Escalation Payment.

4.4 ELECTRICITY.

     Tenant shall be responsible for paying its pro rata share of all electricity charges relating to its use of the Premises as reasonably determined by Landlord. Accordingly, the Annual Rent may be adjusted to reflect increases in the Estimated Cost of Electrical Service to Tenant's Space. At Tenant's option, if Tenant is in occupancy of the Total Rentable Floor Area of the Building, Tenant may pay all electricity charges directly to the utility providing electric service, provided that all payments are made prior to the date that such charges are due. In the event that Tenant exercises such option, Tenant shall no longer pay the Estimated Electrical Service to Tenant's Space or other electrical costs to Landlord and the Annual Estimated Operating Costs shall be reduced to reflect the decrease in Landlord's Operating Costs resulting therefrom. Annual Base Rent shall not be adjusted.

4.5 CHANGE OF FISCAL YEAR.

     Landlord shall have the right from time to time to change the periods of accounting under Section 4.2 to any annual period other than a fiscal year, and upon any such change all items referred to in this Section 4.4 shall be appropriately apportioned. In all Landlord's Statements rendered under this
Section 4.4, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord's Statement shall be included therein on the basis of Landlord's estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord's Statement, and appropriate adjustment shall be made according thereto. All Landlord's Statements shall be prepared on an accrual basis of accounting and in accordance with generally acceptable accounting practices.

4.6 PAYMENTS.

     All payments of Annual Rent and additional rent shall be made to Managing Agent, or to such other person as Landlord may from time to time designate. If any installment of Annual Rent or additional rent or on account of leasehold improvements is paid more than 5 days after the due date thereof, at Landlord's election, it shall bear interest at a rate equal to the average prime commercial rate from time to time established by the three largest national banks in Boston, Massachusetts plus 2% per annum from such due date, which interest shall be immediately due and payable as further additional rent.

                                   ARTICLE V
                             LANDLORD' S COVENANTS


5.1 LANDLORD' S COVENANTS DURING THE TERM.

     Landlord covenants during the Term:

     5.1.1 Building Services - To furnish, through Landlord's employees or independent contractors, the services listed in Exhibit B;

     5.1.2 Additional Building Services - To furnish, through Landlord's employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at equitable rates from time to time established by Landlord to be paid by Tenant, it being understood that HVAC services for periods other than Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m. are additional building services;

     5.1.3 Repairs - Except as otherwise provided in Article VII, to make such repairs to the roof, exterior walls, floor slabs, other structural components and common facilities of the Building as may be necessary to keep them in good and serviceable condition and repair; and

     5.1.4 Quiet Enjoyment - That Landlord has the right to make this Lease and that Tenant on paying the rent and performing its obligations hereunder shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject however to all the terms and provisions hereof;

     5.1.5 Insurance - During the Term, Landlord shall maintain a policy or policies of insurance covering loss or damage to the Premises, which shall include such protection (i) as would normally be included for properties like the Building and (ii) as is required by Landlord's lender. Such insurance shall be in an amount at least equal to the full replacement cost of the Premises.
All proceeds under such policies shall be payable exclusively to Landlord or Landlord's lender.

5.2 INTERRUPTIONS.

     Except with respect to the gross negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or Lot. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause beyond Landlord's reasonable control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VII, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive total or partial, eviction from the Premises.

     Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

     Landlord also reserves the right to institute such reasonable policies, programs and measures as may be necessary, required or expedient for the conservation or preservation of energy or energy services or as may be necessary or required to comply with applicable codes, rules, regulations or standards.


                                  ARTICLE VI

                              TENANT' S COVENANTS

6.1 TENANT' S COVENANTS DURING THE TERM.

     Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

     6.1.1 Tenant's Payments - To pay when due (a) all Annual Rent and additional rent, (b) all taxes which may be imposed on Tenant's personal property in the Premises (including, without limitation, Tenant's fixtures and equipment) regardless to whomever assessed, (c) all charges by public utilities for telephone and other utility services (including service inspections therefor) rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge and not consumed in connection with any services required to be furnished by Landlord without charge, and (d) as additional rent, all charges to Landlord for services rendered pursuant to
Section 5.1.2 hereof.

     6.1.2 Repairs and Yielding Up - Except as otherwise provided in Article VII and Section 5.1.3, to keep the Premises in good order, repair and condition, reasonable wear only excepted; and at the expiration or termination of this Lease peaceably to yield up the Premises and all changes and additions therein in such order, repair and condition, first removing all goods and effects of Tenant and any items, the removal of which is required by agreement or specified herein to be removed at Tenant's election and which Tenant elects to remove, and repairing all damage caused by such removal and restoring the Premises and leaving them clean and neat.

     6.1.3 Occupancy and Use - Continuously from the Commencement Date, to use and occupy the Premises only for the Permitted Uses; not to injure or deface the Premises, Building, or Lot; and not to permit in the Premises any use thereof which is improper, offensive, contrary to law or ordinances, or liable to create a nuisance or to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building; not to dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises, not to generate, store or dispose of hazardous substances in or on the Premises or dispose of hazardous substances from the Premises to any other location without the prior written consent of Landlord and then only in compliance with the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. (S)6901 et seq., and all other applicable laws, ordinances and regulations; to notify Landlord of any incident which would require the filing of a notice under applicable federal, state, or local law; not to store or dispose of hazardous substances on the Premises without first submitting to Landlord a list of all such hazardous substances and all permits required therefor and thereafter providing to Landlord on an annual basis Tenant's certification that all such permits have been renewed with copies of such renewed permits; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises. "Hazardous substances" as used in this paragraph shall mean "hazardous substances" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)9601 and regulations adopted pursuant to said Act.

     6.1.4 Rules and Regulations - To comply with the Rules and Regulations set forth in Exhibit C and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and Lot and their facilities and approaches, it being understood that, subject to the provisions at Section 5.1.4, Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations.

     6.1.5 Safety Appliances - To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

     6.1.6 Assignment and Subletting - Not without the prior written consent of Landlord to assign this Lease, which consent shall not be unreasonably withheld or delayed, to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law (it being understood that in no event shall Landlord consent to any such assignment, sublease or occupancy if the same is on terms more favorable to the successor occupant than to the then occupant); as additional rent, to reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting; no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance. Landlord's consent to any proposed assignment or subletting is required both as to the terms and conditions thereof, and as to the creditworthiness of the proposed assignee or subtenant and the consistency of the proposed assignee's or subtenant's business with other uses and tenants in the Building. Landlord's consent to assignment or subletting by Tenant shall not be unreasonably withheld, provided that Tenant is not then in default under this Lease. In the event that any assignee or subtenant pays to Tenant any amounts in excess of the Annual Rent and additional rent then payable hereunder, or pro rata portion thereof on a square footage basis for any portion of the Premises, Tenant shall promptly pay said excess (net of reasonable costs incurred by Tenant in entering into such sublease or assignment) to Landlord as and when received by Tenant. If Tenant requests Landlord's consent to assign this Lease or sublet more than 50% of the Premises, Landlord shall have the option, exercisable by written notice to Tenant given within 10 days after receipt of such request, to terminate this Lease with respect to the entire Premises in the case of a proposed assignment or a sublease of the entire Premises or with respect to the portion of the Premises proposed to be sublet in the case of a proposed sublease of less than the entire Premises, such termination to be effective as of a date specified in such notice which shall be not less than 30 or more than 60 days after the date of such notice.

     If, at any time during the Term of this Lease, Tenant is:

          (i) a corporation or a trust (whether or not having shares of beneficial interest) and there shall occur any change in the identity of the majority of the persons then having power to participate in the election or appointment of the directors, trustees or other persons exercising like functions and managing the affairs of Tenant; or

          (ii) a partnership or association or otherwise not a natural person (and is not a corporation or a trust) and there shall occur any change in the identity of any of the persons who then are members of such partnership or association or who comprise Tenant;

Tenant shall so notify Landlord and Landlord may terminate this Lease by notice to Tenant given within 90 days thereafter if, in Landlord's reasonable judgment, the financial creditworthiness of Tenant is thereby impaired. This paragraph shall not apply if the initial Tenant named herein is a corporation and the outstanding voting stock thereof is listed on a recognized securities exchange.

     6.1.7 Indemnity - To defend, with counsel approved by Landlord, which appeal shall not be unreasonably withheld or delayed, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Premises or the Building and Lot and any other party having an interest in the Premises ("Indemnified Parties") with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature (a) to which any Indemnified Party is subject because of its estate or interest in the Premises, or (b) arising from (i) injury to or death of any person, or damage to or loss of property, on the Premises or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy of any thereof unless caused by the negligence of Landlord or its servants or agents, (ii) violation of this Lease, or (iii) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees.

     6.1.8 Tenant's Liability Insurance - To maintain public liability insurance on the Premises indemnifying Landlord and Tenant against all claims and demands for (i) injury to or death of any person or damage to or loss of property, on the Premises or adjoining walks, streets or ways, or connected with the use, condition or occupancy of any thereof unless caused by the negligence of Landlord or its servants or agents, (ii) violation of this Lease, or (iii) any act, fault or omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1, and from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes, and shall be written on the "Occurrence Basis" and include Host Liquor liability insurance, as reasonably necessary, and to furnish Landlord with certificates thereof.

     6.1.9 Tenant's Worker's Compensation Insurance - To keep all of Tenant's employees working in the Premises covered by worker's compensation insurance in statutory amounts and to furnish Landlord with certificates thereof.

     6.1.10 Landlord's Right of Entry - To permit Landlord and Landlord's agents entry: to examine the Premises at reasonable times and, if Landlord shall so elect, to make repairs or replacements; to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the 12 months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times.

     6.1.11 Loading - Not to place Tenant's Property, as defined in Section 6.1.13, upon the Premises so as to exceed a rate of 60 pounds of live load per square foot and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such times as Landlord shall in each instance approve; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to eliminate such vibration or noise.

     6.1.12 Landlord's Costs - In case Landlord shall be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any part thereof claiming under Tenant and to the extent Landlord prevails in such litigation, to pay, as additional rent, all costs including, without implied limitation, reasonable counsel fees incurred by or imposed upon Landlord in connection with such litigation and, as additional rent, also to pay all such costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease.

     6.1.13 Tenant's Property - All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord unless due to the gross negligence of Landlord.

     6.1.14 Labor or Materialmen's Liens - To pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors; not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises; and immediately to discharge any such liens which may so attach.

     6.1.15 Changes or Additions - Not to make any changes or additions to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, provided that Tenant shall reimburse Landlord for all out-of-pocket costs incurred by Landlord in reviewing Tenant's proposed changes or additions, and provided further that, in order to protect the functional integrity of the Building, all such changes and additions shall be performed by contractors approved by Landlord, which approval shall not be unreasonably withheld or delayed.

     6.1.16 Holdover - To pay to Landlord the greater of 150% of (a) the then fair market rent as conclusively determined by Landlord or (b) the total of the Annual Rent and additional rent then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof; the provisions of this subsection shall not operate as a waiver by Landlord of the right of re-entry provided in this Lease; at the option of Landlord exercised by a written notice given to Tenant while such holding over continues, such holding over shall constitute an extension of this Lease for a period of one year.

                                  ARTICLE VII

                              CASUALTY AND TAKING

7.1 CASUALTY AND TAKING

     In case during the Term all or any substantial part of the Premises, Building, or Lot or any one or more of them, are damaged materially by fire or any other cause or by action of public or other authority in consequence thereof or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlord's election, which may be made, notwithstanding Landlord's entire interest may have been divested, by notice to Tenant within 30 days after the occurrence of the event giving rise to the election to terminate, which notice shall specify the effective date of termination which shall be not less than 30 nor more than 60 days after the date of notice of such termination. If in any such case the Premises are rendered unfit for use and occupation and the Lease is not so terminated, Landlord shall use due diligence to put the Premises, or, in case of a taking, what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required or permitted to remove) into proper condition for use and occupation to the extent permitted by the net award of insurance or damages available to Landlord, and a just proportion of the Annual Rent and additional rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Rent and additional rent shall be abated for the remainder of the Term and an appropriate adjustment shall be made to the Annual Estimated Operating Expenses. In the event the Premises are not restored within 150 days from the date of such casualty, Tenant shall have the right to terminate this Lease upon notice given to Landlord within thirty (30) days after the expiration of such 150 day period.

7.2 RESERVATION OF AWARD.

     Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, Building or Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, and hereby irrevocably designates and appoints Landlord its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures installed by Tenant or anybody claiming under Tenant, at its own expense or (ii) relocation expenses recoverable by Tenant from such authority in a separate action.


                                 ARTICLE VIII

                              RIGHTS OF MORTGAGEE

8.1 PRIORITY OF LEASE.

     This Lease is and shall continue to be subject and subordinate to any presently existing mortgage or deed of trust of record covering the Lot or Building or both (the "mortgaged premises"). The holder of any such presently existing mortgage or deed of trust shall have the election to subordinate the same to the rights and interests of Tenant under this Lease exercisable by filing with the appropriate recording office a notice of such election, whereupon the Tenant's rights and interests hereunder shall have priority over such mortgage or deed of trust.

     Unless the option provided for in the next following sentence shall be exercised, this Lease shall be superior to and shall not be subordinate to, any mortgage, deed of trust or other voluntary lien hereafter placed on the mortgaged premises. The holder of any such mortgage, deed of trust or other voluntary lien shall have the option to subordinate this Lease to the same, provided that such holder enters into an agreement with Tenant by the terms of which the holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made to expressly bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the mortgaged premises at any foreclosure sale. Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary.

8.2 RIGHTS OF MORTGAGE HOLDERS; LIMITATION OF MORTGAGEE'S LIABILITY.

     The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Premises for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Premises for the purpose of foreclosure, such holder shall have all the rights of Landlord. Notwithstanding any other provision of this Lease to the contrary, including without limitation Section 10.4, no such holder of a mortgage shall be liable, either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform any of the obligations of Landlord unless and until such holder shall enter and take possession of the Premises for the purpose of foreclosure, and such holder shall not in any event be liable to perform or for failure to perform the obligations of Landlord under Section 3.1. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord (except for the obligations under Section 3.1), subject to and with the benefit of the provisions of Section 10.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Premises.

8.3 MORTGAGEE'S ELECTION.

     Notwithstanding any other provision to the contrary contained in this Lease, if prior to substantial completion of Landlord's obligations under
Article III, any holder of a first mortgage on the mortgaged premises enters and takes possession thereof for the purpose of foreclosing the mortgage, such holder may elect, by written notice given to Tenant and Landlord at any time within 90 days after such entry and taking of possession, not to perform Landlord's obligations under Article III, and in such event such holder and all persons claiming under it shall be relieved of all obligations to perform, and all liability for failure to perform, said Landlord's obligations under

Article III, and Tenant may terminate this Lease and all its obligations hereunder by written notice to Landlord and such holder given within 30 days after the day on which such holder shall have given its notice as aforesaid.

8.4 NO PREPAYMENT OR MODIFICATION, ETC.

     Tenant shall not pay Annual Rent, additional rent, or any other charge more than 10 days prior to the due date thereof, provided, however, that not more than once during each calendar year included in the Term, Tenant may prepay any portion of the Annual Rent, additional rent or other charges due and payable under this Lease, provided such prepayment is made with respect to Annual Rent, additional rent and other charges due and payable in the calendar year in which the prepayment is to be received by Landlord. Except for the foregoing, no prepayment of Annual Rent, additional rent or other charge, no assignment of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord's mortgagees of record, if any.

8.5 NO RELEASE OR TERMINATION.

     No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 8.5 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist.

8.6 CONTINUING OFFER.

     The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article VIII) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee; such mortgagee is hereby constituted a party to this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such mortgagee shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article VIII.

8.7 MORTGAGEE'S APPROVAL.

     Landlord's obligation to perform its covenants and agreements hereunder is subject to the condition precedent that this Lease be approved by the holder of any mortgage of which the Premises are a part and by the issuer of any commitment to make a mortgage loan which is in effect on the date hereof. Unless Landlord gives Tenant written notice within 30 business days after the date hereof that such holder or issuer, or both, disapprove this Lease, then this condition shall be deemed to have been satisfied or waived and the provisions of this Section 5.7 shall be of no further force or effect.


                                  ARTICLE IX

                                    DEFAULT

9.1 EVENTS OF DEFAULT.

     If any default by Tenant continues after notice, in case of Annual Rent, additional rent, Tenant Improvement Reimbursement or any other monetary obligation to Landlord for more than 10 days, or in any other case for more than 30 days and such additional time, if any, as is reasonably necessary to cure the default if the default is of such a nature that it cannot reasonably be cured in 30 days and Tenant diligently endeavors to cure such default; or if Tenant becomes insolvent, fails to pay its debts as they fall due, files a petition under any chapter of the U.S. Bankruptcy Code, 11 U.S.C. 101 et seq., as it may be amended (or any similar petition under any insolvency law of any jurisdiction), or if such petition is filed against Tenant; or if Tenant proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, makes an assignment or trust mortgage for benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property of Tenant; or if the leasehold hereby created is taken on execution or other process of law in any action against Tenant; then, and in any such case, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter while such default continues and without further notice, at Landlord's election, do any one or more of the following: (1) give Tenant written notice stating that the Lease is terminated, effective upon the giving of such notice or upon a date stated in such notice, as Landlord may elect, in which event the Lease shall be irrevocably extinguished and terminated as stated in such notice without any further action, or (2) with or without process of law, in a lawful manner enter and repossess the Premises as of Landlord's former estate, and expel Tenant and those claiming through or under Tenant, and remove its and their effects, without being guilty of trespass, in which event the Lease shall be irrevocably extinguished and terminated at the time of such entry, or (3) pursue any other rights or remedies permitted by law. Any such termination of the Lease shall be without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and in the event of such termination Tenant shall remain liable under this Lease as hereinafter provided. Tenant hereby waives all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant's effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

9.2 TENANT'S OBLIGATIONS AFTER TERMINATION.

     In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term. In calculating the rent reserved, there shall be included, in addition to the Annual Rent and all additional rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such ending to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next foregoing covenant, Tenant shall be credited with any amount paid to Landlord as compensation as provided in the first sentence of this Section 9.2 and also with the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all Landlord's expenses in connection with such reletting, including, without implied limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

     So long as at least 12 months of the Term remain unexpired at the time of such termination, in lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 9.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 9.1, or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Annual Rent and additional rent accrued under Article IV in the 12 months ended next prior to such termination plus the amount of Annual Rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 9.2 up to the time of payment of such liquidated damages.

     Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.


                                   ARTICLE X

                                 MISCELLANEOUS

10.1 NOTICE OF LEASE.

     Upon request of either party, both parties shall execute and deliver, after the Term begins, a short form of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

10.2 Intentionally Deleted

10.3 NOTICES FROM ONE PARTY TO THE OTHER.

     All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at Tenant's Address or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at Landlord's Address or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall have been deemed duly given if mailed to such address postage prepaid, registered or certified mail, return receipt requested, when deposited with the U.S. Postal Service, or if delivered to such address by hand, when so delivered.

10.4 BIND AND INURE.

     The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises in pursuit of its remedies upon an event of default hereunder, and the general assets of the individual partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

10.5 NO SURRENDER.

     The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

10.6 NO WAIVER, ETC.

     The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 6.1.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Building be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of Annual Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver be in writing and signed by Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10.7 NO ACCORD AND SATISFACTION.

     No acceptance by Landlord of a lesser sum than the Annual Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.8 CUMULATIVE REMEDIES.

     The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

10.9 LANDLORD'S RIGHT TO CURE.

     If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of 4% per annum in excess of the then average prime commercial rate of interest being charged by the three largest national banks in Boston, Massachusetts) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

10.10 ESTOPPEL CERTIFICATE.

     Tenant agrees, from time to time, upon not less than 15 days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect; that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Rent and additional rent and to perform its other covenants under this Lease;

that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications, and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Annual Rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this Section 10.10 shall be in a form reasonably acceptable to and may be relied upon by any prospective purchaser or mortgagee of premises which include the Premises or any prospective assignee of any such mortgagee.

10.11 WAIVER OF SUBROGATION.

     Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrences of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

10.12 ACTS OF GOD.

     In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

10.13 BROKERAGE.

     Tenant represents and warrants that it has dealt with no broker in connection with this transaction other than Spaulding and Slye Colliers Limited Partnership and agrees to defend, with counsel approved by Landlord, indemnify and save Landlord harmless from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by a broker or agent, other than Spaulding and Slye Colliers Limited Partnership, with respect to Tenant's dealings in connection with this Lease.

10.14 SUBMISSION NOT AN OFFER.

     The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy has been delivered to each of them.

10.15 APPLICABLE LAW AND CONSTRUCTION.

     This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

     There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

     The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

     Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.


                                  ARTICLE XI

                               SECURITY DEPOSIT

     Upon execution of the Lease, Tenant shall provide to Landlord either a cash deposit in the amount of the Security Deposit or an irrevocable and unconditional letter of credit in the amount of the Security Deposit (in either case, the "Security Deposit") issued by a bank or other institution satisfactory to Landlord in its sole discretion and in a form satisfactory to Landlord in its sole discretion, naming Landlord, its successors and assigns as the beneficiary and expiring no sooner than thirty (30) days after the Term Expiration Date (the "Letter of Credit"). Landlord shall be permitted to draw upon the Letter of Credit in the event of
(i) default by Tenant in any of its obligations hereunder, in which event Landlord may draw upon all or~a portion of the Letter of Credit and apply the proceeds to cure such default, or (ii) in the event the Tenant exercises its Option to Extend hereunder, failure by Tenant to provide to Landlord, no less than 30 days prior to the expiration date of the Letter of Credit then held by Landlord, a replacement or substitute Letter of Credit in the same amount as the original Letter of Credit, as it may be reduced hereunder, and otherwise subject to the conditions set forth above, which expires no sooner than thirty (30) days after the Term Expiration Date as extended in accordance with Tenant's exercise of its Option to Extend, in which event Landlord may draw upon all of the Letter of Credit and hold the cash proceeds thereof as the Security Deposit hereunder. In either case, the Security Deposit shall be held by Landlord as security, without interest, for and during the Term and provided no default has occurred hereunder, the Security Deposit shall be returned to Tenant at the termination of the Lease. Notwithstanding the foregoing, the Security Deposit shall be reduced [by $15,000] on January 1, 2000, or as soon as reasonably practicable thereafter, so long as no default has occurred hereunder and that a substitute letter of credit is provided to Landlord, if necessary, in the amount of the Letter of Credit as reduced and otherwise satisfying the conditions set forth above. If all or any part of the Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore the Security Deposit to its original amount. Tenant shall not have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. Upon any conveyance by Landlord of its interest under this Lease, the Security Deposit may be delivered by Landlord to Landlord's grantee or transferee. Upon any such delivery, Tenant hereby releases Landlord herein named of any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee. It is further understood that this provision shall also apply to subsequent grantees and transferees.

     EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

                                     LANDLORD

                                     TRUSTEES OF LEXINGTON
                                     DEVELOPMENT COMPANY TRUST

                                     By:  Spaulding and Slye Services Limited
                                          Partnership, authorized agent

                                          By:  Spaulding and Slye Real
                                               Estate Services Company, Inc.


                                               By:__________________________
                                                    Name:
                                                    Title:


                                     TENANT:

                                     LINKAGE, INC.

                                     By:____________________________________

                                          Name:_____________________________
                                               (please print or type)

                                          Title:____________________________
                                                (please print or type)

                                     A copy of Tenant's corporate authorization for such execution is attached hereto.

                                  EXHIBIT A-l

            Plan Showing Tenant's Space as of the Commencement Date
            -------------------------------------------------------


[Section intentionally omitted; available upon request to Linkage Solutions, Inc.]


                                  EXHIBIT A-2

                     Plan Showing Tenant's Space as of the
                     -------------------------------------
                       First Expansion Commencement Date
                       ---------------------------------


[Section intentionally omitted; available upon request to Linkage Solutions, Inc.]



                                  EXHIBIT A-3

                     Plan Showing Tenant's Space as of the
                     -------------------------------------
                      Second Expansion Commencement Date
                      ----------------------------------

[Section intentionally omitted; available upon request to Linkage Solutions, Inc.]

                                   EXHIBIT B
                                 25 MALL ROAD

                          BUILDING STANDARD MATERIALS

[Section intentionally omitted; available upon request to Linkage Solutions, Inc.]



                                   EXHIBIT C
                              LANDLORD'S SERVICES

[Section intentionally omitted; available upon request to Linkage Solutions, Inc.]